Exhibit 10.7

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT is made as of ____________, 2012, by and among Lenco Mobile Inc. (the “Company”), a corporation organized under the laws of the State of Delaware, with its principal offices at 2025 First Avenue, Suite 320, Seattle, WA 98121 the purchaser whose name and address is set forth on the signature page hereof (the “Purchaser”).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

1. Authorization of Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of up to 100,000 shares (the “Shares”) of Series A Convertible Preferred Stock, par value $0.001 per share, of the Company having the rights, preferences and privileges set forth in the Series A Convertible Preferred Stock certificate of designation (which was filed with the Delaware Secretary of State on September 22, 2010) (the “Certificate of Designation”) and the certificate of amendment to the Certificate of Designation (which was filed with the Delaware Secretary of State on December 23, 2011) (the “Certificate of Amendment”), each of which are attached hereto as Exhibit A.

Agreement to Sell and Purchase the Shares. At the Closing (as defined in Section 0

), the Company will sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the number of Shares (at the purchase price) shown below.

Number of Shares to Be Purchased	Price Per Share In Dollars	Aggregate Price
	$__________	$________

The Company proposes to enter into this same form of purchase agreement with certain other investors (the “Other Purchasers”) and expects to complete sales of the Shares to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the “Purchasers,” and this Agreement and the agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the “Agreements.”

2. Closing and Delivery of the Shares.

2.1 Closing. The initial purchase and sale of the Shares shall occur (the “Closing”) as soon as practicable after the execution of the Agreements by the Company and the Purchasers purchasing Shares at the Closing at the time and date (the “Closing Date”) and at such location as shall be determined by the Company. The Company will promptly notify the Purchasers purchasing Shares at the Closing of the date, place and time of the Closing by facsimile transmission or otherwise.

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2.2 Delivery of the Shares. At the Closing, the Company shall deliver to the Purchaser (or to its designated representative) one or more stock certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the number of Shares set forth in Section 0 above and bearing the legend specified in Section 4.7 hereof referring to the fact that the Shares were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(2) thereof and Rule 506 thereunder. The name(s) in which the stock certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as Exhibit B.

2.3 Conditions to Closing.

2.3.1 The Company’s obligation to complete the purchase and sale of the Shares and deliver such stock certificate(s)  to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (i) receipt by the Company of same-day funds in the full amount of the purchase price for the Shares being purchased hereunder; (ii) completion of the purchases and sales under the Agreements with all of the Other Purchasers; and (iii) the accuracy of the representations and warranties made by the Purchaser and the fulfillment of those undertakings of the Purchaser to be fulfilled prior to the Closing; and (iv) receipt by the Company of a completed version of Exhibit B and Exhibit C-1 or C-2 (as applicable) attached hereto.

2.3.2 The Purchaser’s obligation to accept delivery of such stock certificate(s)  and to pay for the Shares evidenced thereby shall be subject to the following conditions: (i) the accuracy in all material respects of the representations and warranties made by the Company herein and the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to Closing, and (ii) receipt of a certificate signed by the Secretary of the Company to which is attached a true, complete and correct copy of each of the amended and restated certificate of incorporation of the Company, the amended and restated bylaws of the Company and certain resolutions of the Board of Directors of the Company, to the effect that: (1) no document with respect to any amendment to the certificate of incorporation of the Company has been filed in the office of the Delaware Secretary of State since, and no action has been taken or, to the best knowledge of the Secretary of the Company, is contemplated by the Board of Directors or the stockholders of the Company, for the purpose of effecting any such amendment or the dissolution, merger or consolidation of the Company, (2) no proposal for any amendment, repeal or other modification to the amended and restated bylaws of the Company has been taken or is currently pending before the Board of Directors or stockholders of the Company and (3) the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have not been altered, amended or superseded and remain in full force and effect as of the date hereof and the Closing Date. The Purchaser’s obligations hereunder are expressly not conditioned on the purchase by any or all of the Other Purchasers of the Shares that they have agreed to purchase from the Company.

3. Representations, Warranties and Covenants of the Company. Except as otherwise described in the Company’s periodic reports on Forms 10-Q and 10-K and in the Company’s current reports on Form 8-K as filed by the Company with the Securities and Exchange Commission (the “SEC”) since December 31, 2010 (the “SEC Documents”) and the Company’s Private Placement Memorandum dated September 21, 2011 (collectively, with the SEC Documents, including the documents incorporated by reference therein, the “Company Information”), which qualify the following representations and warranties in their entirety, the Company hereby represents and warrants to, and covenants with, the Purchaser, as follows:

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3.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect (as defined herein) on the Company. All of the subsidiaries of the Company (the “Subsidiaries”) are listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “Form 10-K”) along with each subsidiary’s jurisdiction of incorporation. Each Subsidiary is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), assets, properties, business, prospects or results of operations of the Company and the Subsidiaries, taken as a whole on a consolidated basis, or materially and adversely impair the Company’s ability to perform its obligations under this Agreement (a “Material Adverse Effect”).

3.2 Authorized Capital Stock. Except as disclosed in Schedule 4.2 hereto, the Company had authorized, issued and outstanding capital stock as set forth in Schedule 4.2 as of the date set forth therein. The issued and outstanding shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. Except as disclosed in Schedule 4.2, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into or exchangeable or exercisable for, or any contracts or commitments to issue or sell, shares of its capital stock. Except as set forth on Schedule 4.2 hereto, and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of Common Stock or other securities pursuant to any provision of this Agreement will not give rise to any preemptive rights or rights of first refusal, co-sale rights or any other similar rights on behalf of any person or result in the triggering of any anti-dilution or other similar rights. With respect to each Subsidiary, (i) the Company owns 100% of the Subsidiary’s capital stock (except for directors’ qualifying shares), (ii) all the issued and outstanding shares of the Subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with applicable federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (iii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Subsidiary’s capital stock or any such options, rights, convertible securities or obligations.

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3.3 Issuance, Sale and Delivery of the Shares. The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. No stockholder of the Company has any right to require the Company to register the sale of any shares owned by such stockholder under the Securities Act in the Registration Statement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein.

3.4 Due Execution, Delivery and Performance. The Company has full legal right, corporate power and authority to enter into the Agreements and perform the transactions contemplated hereby and thereby. The Agreements have been duly authorized, executed and delivered by the Company. The making and performance of the Agreements by the Company and the consummation of the transactions herein and therein contemplated will not violate any provision of the organizational documents of the Company and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any Subsidiary is a party or by which the Company or its properties, or any Subsidiary or such Subsidiary’s properties, may be bound or affected and in each case which would have a Material Adverse Effect or, to the Company’s knowledge (which, as used herein, in each instance shall mean the actual knowledge of the Company’s chief executive officer or chief financial officer), any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any Subsidiary or any of their respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the Shares. Upon their execution and delivery, and assuming the valid execution thereof by the respective Purchasers, the Agreements will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.5 Offering Materials. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since December 31, 2010, pursuant to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). True and complete copies of the SEC Documents have been posted on the SEC’s EDGAR website. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. The SEC Documents, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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3.6 Accountants. Peterson Sullivan LLP are the Company’s independent accountants as reported in the Company’s Form 8-K filed March 1, 2012 and as required by the Securities Act and the rules and regulations promulgated thereunder (the “Rules and Regulations”).

3.7 Contracts. All agreements that were required to be filed as exhibits to the SEC Documents under Item 601 of Regulation S-K (collectively, the “Material Agreements”) to which the Company or any Subsidiary of the Company is a party, or the property or assets of the Company or any Subsidiary of the Company are subject, have been filed as exhibits to the SEC Documents. All Material Agreements are valid and enforceable against the Company or one of its Subsidiaries, as the case may be, in accordance with their respective terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and (ii) as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws. Neither the Company nor any of its Subsidiaries is in breach of or default under any of the Material Agreements, and to the Company’s knowledge, no other party to a Material Agreement is in breach of or default under such Material Agreement, except in each case, for such breaches or defaults as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received a notice of termination nor is the Company otherwise aware of any threats to terminate any of the Material Agreements.

3.8 No Defaults. Except as disclosed in the Company Information as to defaults, violations and breaches which individually or in the aggregate would not be expected to have a Material Adverse Effect, the Company is not in violation or default of any provision of its certificate of incorporation or bylaws, or other organizational documents, or in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of fact which, with notice or lapse of time or both, would constitute an event of default on the part of the Company as defined in such documents, except such defaults which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

3.9 No Actions. There are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any Subsidiary is or may be a party or of which property owned or leased by the Company or any Subsidiary is or may be the subject, or related to environmental or discrimination matters, or instituted by the SEC, The NASDAQ Stock Market LLC, any state securities commission or other governmental or regulatory agency, which actions, suits or proceedings, individually or in the aggregate, might prevent or might reasonably be expected to materially and adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or otherwise), assets, properties, business, prospects or results of operations of the Company (a “Material Adverse Change”); and no labor disturbance by the employees of the Company or any Subsidiary exists or, to the Company’s knowledge, is imminent which might reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is a party to or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

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3.10 Properties. Each of the Company and its Subsidiaries has good and marketable title to all the properties and assets reflected as owned by it in the consolidated financial statements included in the SEC Documents, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such consolidated financial statements (including the notes thereto), or (ii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company. Such leased properties are held under valid and binding leases, with such exceptions as are not materially significant in relation to its business. The Company or a Subsidiary owns or leases all such properties as are necessary to its operations as now conducted.

3.11 No Material Change. Since September 30, 2011 and except as contemplated by or disclosed in the Company Information, neither the Company nor any Subsidiary has incurred any material liabilities or obligations, indirect, or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company; (ii) neither the Company nor any Subsidiary has sustained any material loss or interference with its respective businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and neither the Company nor any Subsidiary is in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock of the Company other than the sale of the Shares hereunder and shares or options issued pursuant to employee equity incentive plans or purchase plans approved by the Company’s Board of Directors, or indebtedness material to the Company (other than in the ordinary course of business); and (v) there has not been any Material Adverse Change.

3.12 Intellectual Property. The Company or a Subsidiary owns or possesses adequate rights to use the inventions, patent applications, patents, patent rights, trademarks (both registered and unregistered), service marks, tradenames, copyrights, trade secrets and know-how necessary for the conduct of the Company’s and its Subsidiaries’ businesses as currently conducted (collectively, the “Intellectual Property”), except where the failure to currently own or possess such Intellectual Property would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, none of the patent rights owned or licensed by the Company or any Subsidiary are unenforceable or invalid.

3.13 Compliance. The Company has not been advised, and has no reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not have a Material Adverse Effect.

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3.14 Taxes. The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which could have a Material Adverse Effect.

3.15 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchaser hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

3.16 Accounting Controls. Except as disclosed in the Company Information, the Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.17 Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

3.18 No General Solicitation; Offering Materials. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Shares. The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares other than the Private Placement Memorandum or any amendment or supplement thereto. The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Shares, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.

3.19 Insurance. The Company maintains insurance of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

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3.20 Corrupt Practices. Neither the Company nor, to the knowledge of the Company, any agent or other person acting on behalf of the Company, have (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or made by any person acting on its behalf and of which the Company is aware in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

3.21 Transactions with Affiliates. Except as disclosed in the Company Information, none of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

3.22 Employee Relations. The Company is not involved in any union labor dispute, nor, to the Company’s knowledge, is any such dispute threatened. The Company is not a party to a collective bargaining agreement, and the Company believes that its relations with its employees are good. No executive officer (as defined in Rule 501(1) of the Securities Act) of the Company has notified the Company that such officer intends to leave the employ of the Company or otherwise terminate such officer’s employment with the Company. To the Company’s knowledge, no employee of the Company, as a consequence of his employment by the Company is, or is now expected to be, in violation of any material term of any agreement, covenant or contract (including any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant with any previous employer), and the continued employment of each such employee by the Company will not subject the Company to any liability with respect to any of the foregoing matters.

3.23 Application of Takeover Protection. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not impose any restriction on any Purchaser, or create in any party (including any current stockholder of the Company) any rights, under any share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provisions under the Company’s charter documents or the laws of its state of incorporation.

3.24 No Integrated or Aggregated Offering. Neither the Company, nor any person acting on its behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of Shares contemplated by this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act.

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4. Representations, Warranties and Covenants of the Purchaser. The Purchaser hereby represents and warrants to, and covenants with, the Company, effective as of the Closing Date, as follows:

4.1 Investment Representations and Covenants. The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares; (ii) the Purchaser is acquiring the number of Shares set forth in Section 0 above in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares within the meaning of Section 2(11) of the Securities Act; (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act and the Rules and Regulations promulgated thereunder; (iv) the Purchaser has completed or caused to be completed the Stock Certificate Questionnaire attached hereto as Exhibit B and the Certificate attached hereto as Exhibit C-1 or C-2, as applicable, and the answers thereto are true and correct as of the date hereof; (v) the Purchaser has, in connection with its decision to purchase the number of Shares set forth in Section 0 above, relied solely upon the Company Information and the representations and warranties of the Company contained herein; (vi) the Purchaser understands that neither the Company nor any other person is under any obligation to register the resale of the Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder; and (vii) the Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

4.2 No General Solicitation. The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over the television or radio or presented at any seminar or any other general solicitation or general advertisement. Prior to the time that the Purchaser was first contacted by the Company, such Purchaser had a pre-existing and substantial relationship with the Company.

4.3 Authorization; Validity of Agreement. The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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4.4 Requirements of Foreign Jurisdictions. The Purchaser acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares, in any jurisdiction outside the United States where action for that purpose is required. Each Purchaser outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers the Shares or has in its possession or distributes any offering material, in all cases at its own expense.

4.5 Restriction on Short Sales and Hedging. Neither the Purchaser, directly or indirectly, nor any person acting on behalf of or pursuant to any understanding with the Purchaser, has engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales involving any of the Company’s securities) since the time that such Purchaser was first contacted by the Company or any other person regarding an investment in the Company. The Purchaser covenants that neither it nor any person acting on its behalf or pursuant to any understanding with the Purchaser will engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to the time the transactions contemplated by this Agreement are publicly disclosed. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.

4.6 Compliance with Non-Disclosure Agreement. The Purchaser has fully complied with and has not breached any of its covenants or representations in any non-disclosure agreement, confidentiality agreement or like agreement (collectively, an “NDA”) entered into between the Purchaser and the Company or any of the Company’s affiliates. Purchaser acknowledges and agrees that any such NDA shall continue in full force and effect following the date of this Agreement and the Closing in accordance with the terms of such NDA.

4.7 No Legal, Tax or Investment Advice. The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

4.8 Restrictive Legend. The Purchaser understands that the Shares and any shares of Common Stock into which the Shares are convertible may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares and shares of Common Stock into which the Shares are convertible):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY AND ITS COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.”

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5. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.

6. Broker’s Fee. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchaser.

7. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, facsimile (with receipt confirmed by telephone) or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

7.1.1 if to the Company, to:

Lenco Mobile Inc.
2025 First Avenue, Suite 320
Seattle, WA 98121
Attention: CFO

With copy to:
Lenco Mobile Inc.
25 Metro Drive, Suite 210
San Jose, CA 95110
Attention: General Counsel

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

7.1.2 if to the Purchaser, at its address as set forth on the signature page of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

8. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and Purchaser.

9. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

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10. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles of conflicts of laws.

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

13. Independent Nature of Purchasers’ Obligations and Rights. No Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Agreements. Nothing contained herein and no action taken by any Purchaser pursuant to the Agreements shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates (as such term is defined under the Exchange Act) with respect to such obligations or the transactions contemplated by this Agreement or the other Agreements. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of the Agreements, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

14. Fees and Expenses. Except as expressly set forth herein to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of their applicable Shares.

[SIGNATURES FOLLOW ON THE NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

LENCO MOBILE INC.

By:	/s/
Name: Matthew Harris
Title: CEO

Print or Type:
Name of Purchaser
(Individual or Institution):

Name of Individual representing
Purchaser (if an Institution):

Title of Individual representing
Purchaser (if an Institution):

Signature by:
Individual Purchaser or Individual
representing Purchaser:

Address:

Telephone:

Telecopier:

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SCHEDULE 4.2

The following is a summary of Lenco Mobile Inc.’s issued and outstanding equity securities and derivatives outstanding as of the date of the Agreement:

Class of Securities	Issued and Outstanding	Authorized
Common Stock	80,478,647	250,000,000
Series A Convertible Preferred Stock (1)	171,220	207,500
Series B1 Convertible Preferred Stock (1)	87,715	93,140
Series B2 Convertible Preferred Stock (1)	58,131	58,131
Stock Options	57,455,981	N/A
Common Stock Warrants	2,794,166	N/A
Promissory Notes Convertible into Common Stock (2)	86,667	N/A

(1)	Each of the Series A Convertible Preferred Stock, Series B1 Convertible Preferred Stock and Series B2 Convertible Preferred Stock is convertible into the Company’s common stock in accordance with such preferred stock’s certificate of designation. The total amount of preferred stock that is authorized pursuant to Lenco Mobile Inc.’s certificate of incorporation is 1,000,000 shares.

(2)	Face value of convertible note is $260,000 and converts at $3.00. Amount is presently in litigation.

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SUMMARY INSTRUCTION SHEET FOR PURCHASER

(to be read in conjunction with the entire Securities Purchase Agreement)

A.	Complete the following items ON EACH OF THE TWO COPIES of the Securities Purchase Agreement:

1.	Signature Page: Provide the information regarding the Purchaser requested on the signature page. The agreement must be executed by an individual authorized to bind the Purchaser.

2.	Exhibit B – Stock Certificate Questionnaire: Provide the information requested by the Stock Certificate Questionnaire.

3.	Exhibits C-1 and C-2 – Purchaser Certificate: Provide the information requested by the Certificate for Individual Purchasers or the Certificate for Corporate, Partnership, Trust, Foundation and Joint Purchasers, as applicable.

B.	Return the properly completed and signed Securities Purchase Agreement signature pages and Exhibits B and C-1 or C-2 (as applicable) to:

Lenco Mobile Inc.

25 Metro Drive, Suite 210

San Jose, CA 95110

Attention: General Counsel

Facsimile: (408) 824-1398

Email: rick.ballard@iloopmobile.com

C.	Wire the funds according to the following wiring instructions:

Bank Name: Bridge Bank

Bank Address: 55 Almaden Blvd., Suite 100

ABA number: 121143260

Account Name: iLoop Mobile, Inc.

Account Number: 0101082139

SWIFT: BBFXUS6S

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EXHIBIT A

CERTIFICATE OF DESIGNATION AND CERTIFICATE OF AMENDMENT

[See attached.]

A-1

EXHIBIT B

STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 2.2 of the Securities Purchase Agreement, please provide us with the following information:

1.	The exact name that your Shares are to be Registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Shares and the Registered Holder listed in response to item 1 above:

3.	The mailing address of the Registered Holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:

B-1

EXHIBIT C-1

CERTIFICATE FOR INDIVIDUAL PURCHASERS

If the investor is an individual Purchaser (or married couple) the Purchaser must complete, date and sign this Certificate.

CERTIFICATE

I certify that the representations and responses below are true and accurate:

In order for the Company to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as an investor in the Company.

____ (1) A natural person whose net worth (excluding the value of any equity in such person’s primary residence), either individually or jointly with such person’s spouse exceeds $1,000,000.

____ (2) A natural person who had an income in excess of $200,000, or joint income with the person’s spouse in excess of $300,000, in 2009 and 2010, and reasonably expects to have individual income reaching the same level in 2011.

____ (3) An executive officer or director of the Company.

Dated: ___________________

Name(s) of Purchaser

Signature

Signature

EXHIBIT C-1

1

EXHIBIT C-2

CERTIFICATE FOR CORPORATE, PARTNERSHIP,

TRUST, FOUNDATION AND JOINT PURCHASERS

If the investor is a corporation, partnership, trust, pension plan, foundation, joint purchasers (other than a married couple) or other entity, an authorized officer, partner, or trustee must complete, date and sign this Certificate.

CERTIFICATE

The undersigned certifies that the representations and responses below are true and accurate.

(a) The person signing on behalf of the undersigned has the authority to exercise and deliver the Securities Purchase Agreement on behalf of the Purchaser, and to take other sections with respect thereto.

(b) Indicate the form of entity of the undersigned:

________ Limited Partnership

________ General Partnership

________ Corporation

________ Revocable Trust (identify each grantor and indicate under what circumstances the trust is revocable by the grantor: _______________________

____________ (Continue on a separate piece of paper, if necessary.)

________ Other Type of Trust (indicate type of trust and, for trusts other than pension trust, name the guarantors and beneficiaries:__________

EXHIBIT C-2

1

_________. (Continue on a separate piece of paper, if necessary.)

________ Other form of organization (indicate form of organization (_______)

(c) In order for the Company to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor sums. Please initial each category applicable to you as an investor in the Company.

____ 1. A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

____ 2. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

____ 3. An insurance company as defined in Section 2(13) of the Securities Act;

____ 4. As investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

____ 5. A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

____ 6. A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

____ 7. An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

____ 8. A private business development company as defined in Section 202(a)(23) of the Investment Advisers Act of 1940;

____ 9. An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

____ 10. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

EXHIBIT C-2

2

____ 11. An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies:

(Combine on a separate piece of paper, if necessary.)

Dated: ______________________, 20__

Name of investor

Signature and title of authorized
officer, partner or trustee

EXHIBIT C-2

3